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                                                                   Exhibit 10.42

                          FIRST AMENDMENT TO SEVERANCE
                      AND CONSULTING AND SERVICES AGREEMENT

This First Amendment to Severance and Consulting Services Agreement ("Amendment") by and between Smart & Final Inc. and its subsidiaries and affiliates (collectively "S&F") and Dennis L. Chiavelli ("Chiavelli") hereby amends the Severance and Consulting Services Agreement ("Agreement") executed between the parties on or about May 14, 2003.

WHEREAS,

1. S&F desires to extend Chiavelli's employment with S&F to facilitate the orderly consummation of the sales of S&F's foodservice businesses and the Company's exit from the Florida store market (collectively "the Transactions"); and

2. The Transactions and post-closing transition periods are expected to extend through the end of December 2003, which is after Chiavelli's current resignation date of July 1, 2003;

NOW, THEREFORE, the parties agree as follows, in consideration of the mutual promises and representations contained herein:

3. The Effective Date in paragraph 6 of the Agreement is hereby changed from July 1, 2003 to December 31, 2003.

4. The incentive compensation payment for fiscal 2003 ("2003 Bonus"), referenced in paragraph 7 is hereby changed from $88,920.00 to $177,840.00.

All other terms of the Agreement shall remain unchanged.

SMART & FINAL INC.                         DENNIS L. CHIAVELLI


/s/ Ross E. Roeder                         /s/ Dennis Chiavelli
-------------------------------------      -------------------------------------
By: Ross E. Roeder
Title: Chairman & CEO

              11/12/03                                   11/8/03
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Date                                       Date